EXHIBIT 21.1

SUBSIDIARIES

Secure Voice Communications, Inc. (a Texas corporation)                                                                                                            100% owned by Edgeline Holdings, Inc.

New EnerSource, Inc. (a Texas corporation)                                                                                                             100% owned by Edgeline Holdings, Inc.

Intertech Bio Corporation (a Texas corporation)                                                                                                           100% owned by Edgeline Holdings, Inc.